[1786]

 USPS First Class Mail Address:

[Great-West Financial - RROC

 PO Box 912852

 Denver, CO 80291-2852 ]

 Overnight Address:

[Wells Fargo Lockbox Svcs 912852

 MAC C7301-L25

 1740 Broadway St - LL2

 Denver, CO 80274]

Retirement Resource Operations Center (RROC) [1-877-723-8723] 9:00 A.M. to 7:00 P.M. EST.

Individual Variable Annuity

Annuities are issued by Great-West Life & Annuity

Company of New York

Section 1: Ownership Type and Registration

Qualified (must only select one):	☐ Traditional IRA	☐ Roth IRA	☐ Custodial

Non-Qualified (must only select one):	☐ Individual	☐ Joint	☐ Trust	☐ Custodial

Section 2: Ownership Information

a. Primary Owner

☐ Male	SSN/TIN	Date of Birth (mm/dd/yyyy)	Phone Number
☐ Female
First Name		Middle Name	Last Name

Non-Natural Owner/Entity Name (if applicable)	Email Address

Street Address	City	State	Zip Code

Street Address (Line 2)

b. Joint Owner (Spouse Only) *Not applicable if this is a Qualified Annuity Contract

☐ Male	SSN/TIN	Date of Birth (mm/dd/yyyy)	Phone Number
☐ Female
First Name		Middle Name	Last Name

Email Address

Street Address	City	State	Zip Code

Street Address (Line 2)

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c. Primary Annuitant

☐ Annuitant is the same as Owner

☐ Male	SSN/TIN	Date of Birth (mm/dd/yyyy)	Phone Number
☐ Female

First Name		Middle Name	Last Name

Email Address

Street Address	City State Zip Code

d. Joint Annuitant *Not applicable if this is a Qualified Annuity Contract

☐ Joint ☐ Contingent ☐ Same as Owner ☐ Same as Joint Owner

☐ Male	SSN/TIN	Date of Birth (mm/dd/yyyy)	Phone Number
☐ Female

First Name		Middle Name	Last Name

Email Address

Street Address	City State Zip Code

Section 3: Beneficiaries

*If no Beneficiary is named, the Owner’s estate will be deemed to be the Beneficiary. Percentages must equal 100%

☐	Primary	☐	Contingent

SSN/TIN	Birth/Trust Date (mm/dd/yyyy)	Relationship		Percentage (no fractionals)

First Name	Middle Name	Last Name		Phone Number

Street Address		City	State	Zip Code

☐	Primary	☐	Contingent

SSN/TIN	Birth/Trust Date (mm/dd/yyyy)	Relationship		Percentage (no fractionals)

First Name	Middle Name	Last Name		Phone Number

Street Address		City	State	Zip Code

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☐	Primary	☐	Contingent

SSN/TIN	Birth/Trust Date (mm/dd/yyyy)	Relationship		Percentage (no fractionals)

First Name	Middle Name	Last Name		Phone Number

Street Address		City	State	Zip Code

☐	Primary	☐	Contingent

SSN/TIN	Birth/Trust Date (mm/dd/yyyy)	Relationship		Percentage (no fractionals)

First Name	Middle Name	Last Name		Phone Number

Street Address		City	State	Zip Code

Section 4: Source of Funds

Minimum initial contribution: [$10,000]

Initial Contribution:

a. Qualified

☐	Transfer all or a portion of funds from my existing IRA annuity or other qualified plan.

☐	Check is attached for a new IRA for tax year(s):

b. Non Qualified

☐	Transfer all or a portion of funds from my existing annuity or life insurance policy.

☐	Transfer $	from my brokerage account number

☐	Check is attached

Section 5: Death Benefit

Return of Premium Endorsement
If the Return of Premium Death Benefit is not elected at time of application, the default Death Benefit will be Return of Annuity Account Value.

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Section 6: Income Strategy and Covered Funds Election

A. Income Strategy: An Income Strategy Rider can be elected or changed prior to the first investment into a Covered Fund by contacting the Retirement Resource Operations Center (RROC). Only one Income Strategy Rider can be elected. Your allocation of premium to a Income Strategy Covered Fund signifies your election of an Income Strategy Rider.. No guarantee benefit fees are charged until an investment is made to a Covered Fund.

Whole percentages only. Total Income Strategy and Investment Strategy allocations must equal 100%

Income Strategy Rider
[Great-West Secure Income Max]	☐

Income Strategy Covered Funds	%
[Great-West SecureFoundation® Bal L
Great-West Conserv Profile I Fund I
Great-West Mod Conserv Profile I Fund I
Great-West Moderate Profile I Fund I]

Income Strategy Rider
[Great-West Secure Income Foundation]	☐

Income Strategy Covered Funds	%
[Great-West SecureFoundation® Bal L
Great-West Conserv Profile I Fund I
Great-West Mod Conserv Profile I Fund I
Great-West Moderate Profile I Fund I]

Income Strategy Rider
[Great-West Secure Income Plus]	☐

Income Strategy Covered Funds	%
[Great-West SecureFoundation® Bal L
Great-West Conserv Profile I Fund I
Great-West Mod Conserv Profile I Fund I
Great-West Moderate Profile I Fund I]

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C. Investment Strategy *Whole percentages only. Total Income Strategy and Investment Strategy allocations must equal 100%

Initial premium will be allocated to the Sub-Accounts specified below subject to the right to cancel provision on the front cover of your Contract.

	Asset Allocation		International
[		%		%
	BlackRock Global Allocation V.I.III		American Funds IS® New World 4
	Franklin Income VIP 4		American Funds IS International 4
	Great-West Aggressive Profile I Init		Delaware VIP Emerging Markets Svc Class
	Great-West Conservative Profile I Init		Delaware VIP Intl Value Equity Ser Svc
	Great-West Lifetime 2015 Fund Class T*		Great-West International Index Init
	Great-West Lifetime 2020 Fund Class T**		Great-West MFS International Gr Init
	Great-West Lifetime 2025 Fund Class T*		Great-West MFS International Value Init
	Great-West Lifetime 2030 Fund Class T**		Invesco VI Global Real Estate II
	Great-West Lifetime 2035 Fund Class T*		Invesco VI International Growth II
	Great-West Lifetime 2040 Fund Class T**		Putnam VT Global Equity IB
	Great-West Lifetime 2045 Fund Class T*		Putnam VT International Equity IB
	Great-West Lifetime 2050 Fund Class T**		Putnam VT International Growth IB
	Great-West Lifetime 2055 Fund Class T*		Putnam VT International Value IB
Great-West Moderate Profile I Init
Great-West Moderately Agg Prfl I Init
	Great-West Moderately Cnsrv Prfl I Init		Specialty
	Janus Aspen Series Balanced Svc			%
	Putnam VT Absolute Return 500 IB		ALPS/Alerian Energy Infrastructure III
	Putnam VT Global Asset Allocation IB		ALPS/Red Rocks Listed Private Eq III
Delaware VIP REIT Series Svc
Goldman Sachs VIT Multi-Strategy Alternatives
	Money Market		Great-West Real Estate Index Initial
		%	Ivy Funds VIP Energy
	Great-West Money Market		MFS VIT II Technology Svc
PIMCO VIT Commodity Real Ret Strat Adv
T. Rowe Price Health Sciences Port II
Investment Strategy Allocations continue on next page.			VanEck VIP Trust Global Hard Assets S

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c. Investment Strategy (cont.) *Whole percentages only. Total Income Strategy and Investment Strategy allocations must equal 100%

Small Cap		Bond
	%		%
ClearBridge Variable Small Cap Growth II		American Century Invest VP Infl Prot II
Delaware VIP Sm Cap Val Series Svc Class		BlackRock High Yield V.I. III
Deutsche Global Small Cap VIP B		Eaton Vance VT Floating-Rate Income Init
Great-West Invesco Small Cap Value Init		Goldman Sachs VIT Strategic Income Adv
Great-West Loomis Sayles Sm Cp Val Init		Great-West Bond Index Init
Great-West S&P SmallCap 600® Index Init		Great-West Federated Bond Init
Great-West Multi-Manager Sm Cp Gr Init		Great-West Loomis Sayles Bond Init
Invesco VI Small Cap Equity II		Great-West Putnam High Yield Bond Init
Lord Abbett Series Developing Growth VC		Great-West Short Duration Bond Init
Oppenheimer Main Street Small Cap VA Svc		Great-West Templeton Global Bond Init
Putnam VT Capital Opportunities IB		Great-West US Govt Mortg Sec Init
Putnam VT Small Cap Value IB		Janus Aspen Series Flexible Bond Svc
PIMCO VIT Long-Term US Govt Adv
PIMCO VIT Low Duration Adv
Large Cap		PIMCO VIT Real Return Adv
	%	PIMCO VIT Short-Term Adv
American Century VP Value II		PIMCO VIT Total Return Adv
Deutsche Capital Growth VIP B		Putnam VT American Government Inc IB
Goldman Sachs VIT US Eq Insights Svc		Putnam VT Income IB
Great-West Putnam Equity Income Initial
Great-West S&P 500® Index Init
Great-West Multi-Manager Lg Cp Gr Init
Great-West Stock Index Initial		Mid Cap
Invesco VI Growth & Income Series II			%
MFS VIT II Blended Rsrch Core Eq Svc		American Century Invest VP Mid Cp Val II
Neuberger Berman AMT Socially Resp Ptf S		Great-West Ariel Mid Cap Value Fund I
Putnam VT Growth & Income IB		Great-West Goldman Sachs Md Cp Val Init
Putnam VT Growth Opportunities IB		Great-West S&P Mid Cap 400® Index Init
Putnam VT Investors IB		Great-West T. Rowe Price Mid Cp Gr Init
Putnam VT Research IB		Janus Aspen Enterprise Svc
Putnam VT Voyager IB		JPMorgan Insurance Tr Intrepid MidCap 2		]
T. Rowe Price Blue Chip Growth Port II

Total Income and Investment Strategy *Must equal 100%
%
Total
You may change your allocations online or by calling the Retirement Resource Operations Center at [ 1-877-723-8723] from 9:00 am-7:00 pm ET.

Section 7: Rebalancer and Dollar Cost Averaging
❑ Rebalancer: (Investment Segment Only) ❑ Dollar Cost Averaging: ☐ Quarterly ☐ Semiannual ☐ Annual

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Section 8: Third Party Authorization

Do you consent to Third Party Authorization? ☐ YES ☐ NO

This consent will remain in effect until the authorization is revoked by contacting the Retirement Resource Operation Center (RROC). If no election is made, RROC will default to “NO.”

By selecting “YES,” I (we) authorize Great-West Life & Annuity Insurance Company of New York to provide information related to the policy to the Producer listed in Section 12. This may include my personal and policy information, including but not limited to Social Security Number (SSN), Tax Identification Number (TIN), account and subaccount values, unit values, and interest rates, as applicable. Information provided by Great-West Life & Annuity Insurance Company of New York to the Producer listed in Section 12 is no longer subject to the Great-West Life & Annuity Insurance Company of New York privacy and information security policies and procedures. Policy Owner(s) acknowledge that Great-West Life & Annuity Insurance Company of New York is not responsible for any breach or unauthorized dissemination of personally identifiable or financial information after it is transmitted to any authorized third party.

Great-West Life & Annuity Insurance Company of New York is authorized to accept the following instructions from or provide the following information to the Producer listed in Section 12:

The allocation of purchases and transfer or exchange of variable annuity units in or among the sub-accounts, updating or changing mailing addresses and/or phone numbers, and providing electronic copies of confirmations and statements.

Section 9: Replacement

Do you have any life insurance or annuity contracts in force?					☐	YES	☐	NO

Will the purchase of this annuity result in the replacement, termination, or change in value of any existing life insurance or annuity contract(s)?					☐	YES	☐	NO
Section 10: Electronic Delivery
Do you consent to Electronic Delivery?	☐	YES	☐	NO

Subject to Great-West Life & Annuity Insurance Company of New York’s ability, I authorize that all statements, prospectuses, reports, and other documents be provided to me in an electronic format. The owner may revoke this authorization at any time by contacting the Retirement Resource Operations Center (RROC). By providing an email address, I am confirming that I have access to the Internet for purposes of accepting electronic delivery.

Email Address

This consent will remain in effect until I revoke my authorization by contacting the RROC. I may request a paper copy of the information provided electronically at any time for no charge. I will provide the RROC a current e-mail address if my e-mail address changes.

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Section 11: Client Signatures

I understand that I am applying for a Flexible Premium Variable Annuity, Contract issued by Great-West Life & Annuity Insurance Company of New York. I declare that all statements made on this application are true to the best of my knowledge and belief.

I acknowledge receipt of the prospectus for the variable annuity contract. I understand that amounts allocated to a Sub-Account are variable and are not guaranteed as to dollar amount.

☐
The Retirement Resource Operation Center is authorized to act on telephone instructions provided by me. In the absence of this authorization, available telephone instructions will not be allowed.

I hereby direct that my telephone instructions to the RROC and/or those I submit via any Internet site and/or e-mail address as identified in the prospectus, be honored for transactions unless otherwise notified by me in writing. I understand that telephone calls may be recorded to monitor the quality of service I receive and to verify contract transaction information. The RROC will use reasonable procedures to confirm that instructions communicated by telephone or electronically are genuine. If such procedures are followed, Great-West Life & Annuity Insurance Company of New York will not be liable for any losses due to unauthorized or fraudulent instructions. If a transfer from my brokerage account is indicated in this application, I authorize my broker to transfer the amount specified. I certify under penalty of perjury that the taxpayer identification numbers listed on this application are correct and that I am not subject to backup withholding. The Internal Revenue Service does not require my consent to any provision of this document other than the certifications required to avoid backup withholding.

Print Name of Contract Owner	Signature of Contract Owner	Date Signed (mm/dd/yyyy)

Print Name of Joint Contract Owner	Signature of Joint Contract Owner	Date Signed (mm/dd/yyyy)

Section 12: Producer Information (for producer use only)

Does the applicant have existing life insurance policies or annuity contracts?				☐	YES	☐	NO
Do you have reason to believe the annuity applied for will replace any life insurance or annuity with us or with any other company?					YES		NO
				☐		☐
If “YES” to replacement, please certify by checking this box that sales material, if any, used in this transaction was company approved and a copy has been left with the applicant					YES		NO
				☐		☐
Do you believe the contract is suitable for the retirement and insurance needs of the applicant?	☐	YES	☐	NO	☐	Information not provided by the applicant

Producer Printed Name	Producer Signature	Date Signed (mm/dd/yyyy)%

											License Number
Comp Option Selected		1		2		3		4		5
	☐		☐		☐		☐		☐

If more than one Producer is selecting a Comp Option, please provide name and percentage for each. Total percentage must equal 100%.

Producer Printed Name #2	Producer Signature #2	Date Signed (mm/dd/yyyy)%

Producer Printed Name #3	Producer Signature #3	Date Signed (mm/dd/yyyy)%

Client Brokerage Account	Broker/Dealer Name

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